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                                                                  EXHIBIT 3.(i)1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                           OF NANOGEN (DELAWARE), INC.


        Nanogen (Delaware), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        ONE: The name of the corporation is Nanogen (Delaware), Inc.

        TWO: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on September 10, 1997.

        THREE: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:


                                    ARTICLE I

        The name of this corporation is NANOGEN (DELAWARE), INC.


                                   ARTICLE II

        The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The total number of shares of stock and the classes of stock which the corporation shall have authority to issue is as follows:

        A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock"
The total number of shares which this corporation is authorized to issue is Fifty-Five Million Five Hundred Thousand
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(55,500,000) shares, of which Forty Million (40,000,000) shares of the par value of One-Tenth of One Cent ($.001) shall be Common Stock and Fifteen Million Five Hundred Thousand (15,500,000) shares of the par value of One-Tenth of One Cent ($.001) shall be Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation shall be issued by series as set forth herein. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of Two Million Three Hundred Thirty-Nine Thousand Six Hundred Sixty-Seven (2,339,667) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of Three Million Eight Hundred Thousand Six Hundred (3,800,600) shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of Six Million Seven Hundred Thousand (6,700,000) shares. The fourth series of
Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of Two Million Fifty Thousand (2,050,000) shares.

        B. Powers, Preferences and Rights and Qualifications, Limitations and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The powers, preferences and rights, and the qualifications, limitations and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are as set forth below in this Division B of Article IV. The Board of Directors is hereby authorized to fix or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or other series of Preferred Stock in Certificates of Determination or the corporation's Certificate of Incorporation as amended from time to time ("Protective Provisions"), but notwithstanding any other rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any other series of Preferred Stock, the powers, preferences and rights of, and the qualifications, limitations and restrictions on, any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), prior or subsequent to the issue of any shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               1. Dividend Provisions. Subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock


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        or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.12 per share of Series A Preferred Stock, $0.20 per share of Series B Preferred Stock, $0.32 per share of Series C Preferred Stock and $.48 per share of Series D Preferred Stock (each subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) per annum, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. No cash dividends shall be declared or paid with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock unless at the same time a like proportionate cash dividend for the same dividend period, ratably in proportion to the respective annual dividend rates set forth in above, is declared and paid with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

               2.     Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $1.50 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series A Issue Price"), (B) $2.50 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series B Issue Price"), (C) $4.00 for each outstanding share of Series C Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series C Issue Price"), (D) $6.00 for each outstanding share of Series D Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series D Issue Price"), and (E) an amount equal to declared but unpaid dividends on such share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available


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        for distribution shall be distributed ratably among the holders of the
        Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the aggregate liquidation preferences of the respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder.

               (b) After the distributions described in subsection (a) above have been paid and subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock).

               (c) A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
        Section 2.

               3. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a)    Right to Convert.

                      (i) Subject to subsection (c) below, each share of the
               Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing
               (i) the Original Series A Issue Price for each share of Series A Preferred Stock, (ii) the Original Series B Issue Price for each share of Series B Preferred Stock, (iii) the Original Series C Issue Price for each share of Series C Preferred Stock and (iv) the Original Series D Issue Price for each share of Series D Preferred Stock, in each case by the applicable Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock


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               shall be the Original Series A Issue Price, for shares of Series
               B Preferred Stock shall be the Original Series B Issue Price, for shares of Series C Preferred Stock shall be the Original Series C Issue Price, and for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall each be subject to adjustment as set forth in subsection 3(c).

                      (ii) Each share of the Series A Preferred Stock, Series B
               Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price for such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock immediately upon the earlier of (a) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits, stock combinations or recapitalizations) and $7,500,000 in the aggregate or (b) the receipt of the approval or consent to such conversion by at least seventy-five percent (75%) of the then-outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a class.

               (b) Mechanics of Conversion. Before any holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall as soon as practicable thereafter, issue and deliver at such office to such holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted, and the person or persons entitled to


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        receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock until immediately prior to the closing of such sale of securities.

               (c) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                      (i) (A) If this corporation shall issue any Additional
               Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, in effect immediately prior to the issuance of such Additional Stock the new Conversion Price for such Series of Preferred Stock shall be determined by multiplying the Conversion Price for such series of Preferred Stock in effect immediately prior to the issuance of Additional Stock by a fraction:

                             (x) the numerator of which shall be the number of
                      shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Price for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of shares of Common Stock equivalents which the aggregate consideration received by this corporation for the shares of such Additional Stock so issued would purchase at the Conversion Price for the shares of the series of Preferred Stock with respect to which the adjustment is being made; and

                             (y) the denominator of which shall be the number of
                      shares of Common Stock outstanding immediately prior

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                      to such issuance (for purposes of this calculation only,
                      including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Prices for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of such shares of Additional Stock so issued.

               Any series of issuances of Additional Stock consisting of Common Stock or the same series of Preferred Stock, issued at the same price and occurring within a three-month period, shall be treated as one issuance of Additional Stock for the purposes of this calculation.

                      (B) No adjustment of the Conversion Price for such series
               of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price for such series of Preferred Stock pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price for such series of Preferred Stock above the Conversion Price for such series in effect immediately prior to such adjustment.

                      (C) In the case of the issuance of Common Stock for cash,
               the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                      (D) In the case of the issuance of the Common Stock for a
               consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                      (E) In the case of the issuance of options to purchase or
               rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or



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               exchangeable securities (which are not excluded from the
               definition of Additional Stock), the following provisions shall apply:

                             (1) The aggregate maximum number of shares of
                      Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                             (2) The aggregate maximum number of shares of
                      Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and
                      (c)(i)(D)).

                             (3) In the event of any change in the number of
                      shares of Common Stock deliverable or any increase in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of



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                      Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities; provided, however, that this section shall not have any effect on any conversion of such series of Preferred Stock prior to such change or increase.

                             (4) Upon the expiration of any such options or
                      rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; provided, however, that this section shall not have any effect on any conversion of such series of Preferred Stock prior to such expiration or termination.

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by this corporation after the date of the issuance of the Series A Preferred Stock, other than

                      (A) Common Stock issued pursuant to a transaction
               described in subsection 3(c)(iii) hereof,

                      (B) Common Stock issued or issuable to employees,
               directors, consultants or advisors under stock option and restricted stock purchase agreements approved by the Board of Directors of this corporation, or

                      (C) Common Stock issued or issuable upon conversion of the
               Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, or

                      (D) Common Stock issued, or issued or issuable upon
               conversion or exercise of securities issued, in connection with research and development partnerships, licensing or collaborative arrangements, leasing arrangements and other similar transactions between this corporation and other institutions or entities, which issuance has been approved by the Board of Directors of the corporation, or



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                      (E) 631,072 shares of Common Stock issued or issuable upon the exercise of Stock Purchase Warrants dated April 11, 1995,
               June 30, 1995, September 22, 1995, February 21, 1995, April 30,
               1996 and August 29, 1997, issued in connection with the sale of Series B Preferred Stock, or

                      (F) 7,637 shares of Common Stock issued or issuable upon
               the exercise of the Stock Purchase Warrant dated September 1, 1993 issued to Dominion Ventures, Inc., or

                      (G) 60,000 Shares of Series B Preferred Stock issued or
               issuable upon exercise of Warrants issued to Enterprise Partners and Kleiner, Perkins, Caufield & Byers.

                      (H) 9,000 Shares of Series C Preferred Stock issued or
               issuable upon exercise of that certain Warrant issued to Lease Management Services, Inc.

               (iii) In the event the corporation should at any time or from time to time after the date upon which any shares of Series D Preferred Stock were first issued (the "Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.




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        (d) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this subsection 3(d), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

        (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares deliverable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

        (f) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock against impairment.

        (g) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.



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        (h)    Notices of Record Date; Certificates of Adjustment.

               (i) In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of such series of Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

        (i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        (j) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be deemed given if deposited in the United

States mail, first class postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

        4. Voting Rights. The holder of each share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any matter upon which holders of Common Stock have the right to vote.

        5. Protective Provisions. So long as at least an aggregate of 100,000 shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class:

               (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of; or

               (b) alter or change the powers, preferences and rights of, and the qualifications, limitations and restrictions on, the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock so as to affect adversely the shares; or

               (c) increase the authorized number of shares of Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; or

               (d) create any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock with respect to voting, redemption, dividends or upon liquidation or having rights equal or superior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock under this Section 5.

        6. Status of Converted or Redeemed Stock. In the event any shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation, and the Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

        7. No Preemptive Rights. The holders of the Preferred Stock shall not by virtue of this Certificate of Incorporation have any preemptive rights.


        C.     Common Stock.

        1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

        2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division B of this Article IV.

        3.     Redemption.  The Common Stock is not redeemable.

        4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

        5. No Preemptive Rights. The holders of the Common Stock shall not by virtue of this Certificate of Incorporation have any preemptive rights.


                                    ARTICLE V

        The corporation is to have perpetual existence.


                                   ARTICLE VI

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

        A. The board of directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation; provided, however, that the bylaws may only be amended in accordance with the provisions thereof.

        B. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

        C. The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.


                                   ARTICLE VII

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE VIII

        A. No Personal Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) under section 174 of the Delaware General Corporation law; or (4) for any transaction from which the director derived an improper personal benefit.

        B. Indemnification. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        C. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of an director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

        E. Vote Required to Amend or Repeal. The amendment or repeal of this
Article VIII shall require the approval of the holders of shares representing at least sixty six and two-thirds percent (66-2/3%) of the shares of the corporation entitled to vote in the election of directors, voting as one class.


                                   ARTICLE IX

        This corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                    * * * * *

        FOURTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation.

        FIFTH: This Restated Certificate of Incorporation was duly adopted by the written consent of the sole stockholder of the corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in Section 228.

        IN WITNESS WHEREOF, Nanogen (Delaware), Inc. has caused this certificate to be signed by the undersigned officer, thereunto duly authorized, this 7th day of November 1997.



                                By: /s/ TINA S. NOVA, PH.D.
                                  ------------------------------------
                                 Tina S. Nova, Ph.D.
                                 President and Chief Operating Officer